Exhibit 10.7

Key Employee	Grant No. XX- -PS-GEO-1

ROYAL GOLD, INC.

2004 OMNIBUS LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AGREEMENT

(Gold Equivalent Ounce Vesting)

Royal Gold, Inc., a Delaware corporation (the “Company”), hereby grants performance shares relating to shares of its common stock, $.01 par value (the “Stock”), to the individual named below as the Holder, subject to the vesting conditions set forth in this cover page and the attachment (the “Agreement”).  Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Royal Gold, Inc. 2004 Omnibus Long-Term Incentive Plan (the “Plan”).

Grant Date:

Name of Holder:

Holder’s Social Security Number:

Number of Performance Shares Covered by Grant:

Target:
Maximum:

This Performance Share grant is subject to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is available for your review upon request to the Secretary.  You should carefully review the Plan, and the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

Grant No. XX-   -PS-GEO-1

ROYAL GOLD, INC.

2004 OMNIBUS LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AGREEMENT

Performance Shares - Number and Transferability

This grant is an award of performance shares in the number of shares set forth on the cover sheet, subject to the vesting conditions described below (the “Performance Shares”). The purchase price for the Performance Shares is deemed paid by your services to the Company. The number of Performance Shares, if any, that may be issued pursuant to the terms of this Agreement shall be calculated based on the attainment of specified performance goals, as set forth on the attached Exhibit A. The maximum number of Performance Shares in which you may vest is the number of shares covered by the award on the cover page, however you may vest in a lesser number of Performance Shares (or no Performance Shares) if the specified performance goals are not sufficiently attained. Your Performance Shares may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Performance Shares be made subject to execution, attachment or similar process.

Vesting

You will vest in the number of Performance Shares, if any, determined in accordance with the terms of Exhibit A following the availability of financial data upon which vesting can be calculated, but in no event later than September 30 of the year in which the fiscal year ends, provided that, except as otherwise set forth in this Agreement, you continue in continuous Service from the Grant Date until the vesting date for any Performance Shares to which you are entitled.

Except as otherwise provided in this Agreement, no additional Performance Shares will vest after your Service has terminated for any reason.

All Performance Shares that have not vested as a result of performance or otherwise as a result of the provisions of this Agreement on or prior to the end of fiscal year 2020 will be forfeited.

The Compensation, Nominating and Governance Committee (the “Committee”) has the authority to certify whether the vesting thresholds set forth in Exhibit A have been achieved within the meaning of Treasury Regulations, Section 1.162-27(e)(5). Further, the Committee shall determine if you have incurred an Involuntary Termination and whether or not such Involuntary Termination was in connection with a Corporate Transaction. Any such determinations shall be made in the sole discretion of the Committee. The resulting aggregate number of vested Performance Shares will be rounded down to the nearest whole number of Performance Shares. You may not vest in more than the maximum number of Performance Shares set forth on the cover sheet.

Involuntary Termination, With or without a Corporate Transaction

Notwithstanding the foregoing vesting rules, if you incur an Involuntary Termination (as defined below), and such termination does not occur within the period beginning ninety (90) days prior to and ending two (2) years after the occurrence of a Corporate Transaction, then, you will be eligible to vest in a prorated portion of the Performance Shares to which you would be entitled based on the Company’s performance through the last day of the Company’s fiscal year in which your Service is terminated and determined in accordance with the Company’s practices as in effect at such time. Once the Committee has determined the degree to which the performance criteria through the last day of the Company’s fiscal year in which your Service is terminated has been satisfied, your prorated vesting portion will be determined by multiplying the number of Performance Shares that would otherwise vest based on Company performance by a fraction, where the numerator is the number of days you remained in Service from the Grant Date through the date of your termination of Service and the denominator is the number of days from the Grant Date to the date the performance criteria were satisfied.

The resulting aggregate number of vested shares will be rounded down to the nearest whole number, and you cannot vest in more than the maximum number of shares set forth on the cover sheet.

Notwithstanding the foregoing vesting rules, if you incur an Involuntary Termination, and such termination occurs within the period beginning ninety (90) days prior to and ending two (2) years after the occurrence of a Corporate Transaction, then, you will be one hundred percent (100%) vested in the maximum number of Performance Shares set forth on the cover sheet as of the date of your termination.

For this purpose, Involuntary Termination in connection with a Corporate Transaction means a termination of your Service during the one year period commencing with a Corporate Transaction by reason of:

(a) your involuntary discharge by the Company for reasons other than Cause; or

(b)           your voluntary resignation from the Company following (i) a material adverse change in your title or responsibilities with the Company, (ii) a material reduction in your base salary, or (iii) receipt of notice that your principal work place will be relocated by more than 50 miles.

Except as may be provided in an applicable employment agreement between you and the Company or an Affiliate, no additional Performance Shares will vest after your Service has terminated for any reason.

Delivery of Stock Pursuant to Vested Performance Shares

Unless an earlier delivery date is specified below, a certificate for all of the shares of Stock represented by the vested Performance Shares (which shares of Stock will be rounded down to the nearest number of whole shares) will be delivered to you as soon as practicable after you have vested in such Performance Shares, but in no event later than September 30 of the year in which the fiscal year ends, provided that, if vesting occurs during a period in which you are (i) subject to a lock-up agreement restricting your ability to sell shares of Stock in the open market, or (ii) restricted from selling shares of Stock in the open market because you are not then eligible to sell under the Company’s insider trading plan or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), vesting in such shares of Stock will be delayed until the earlier of (A) the first date on which you are no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading or similar plan restriction applicable to you or (B) either the date of your involuntary termination of your Service by the Company or a Subsidiary, your death or your Disability (the earlier of the dates in clause (A) and (B) shall be the “Deferred Vesting Date”), and provided, further, that you have been continuously in Service to the Company or a Subsidiary from the Grant Date until the Deferred Vesting Date.

If the Deferred Vesting Date is determined pursuant to clause (B) above, you are prohibited from selling shares of Stock due to a lock-up agreement or insider trading or similar plan restriction applicable to you on the Deferred Vesting Date and you meet the continuous Service requirements, then, to the extent legally permitted under the General Corporation Law of the State of Delaware and other applicable law, you may elect to satisfy any obligations to pay any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to such an Award, in whole or in part, (x) by causing the Company or its Affiliate to withhold shares of Stock otherwise issuable to you or (y) by delivering to the Company or its Affiliate shares of Stock already owned by you. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. In no case shall the shares withheld or delivered exceed the minimum required Federal, state, and FICA statutory withholding rates. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or its Affiliate as of the date that the amount of tax to be withheld is to be determined. If you make an election pursuant to this paragraph, you may satisfy your withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Notwithstanding the foregoing, if you are terminated under circumstances entitling you to vest in Performance Shares even though you do not remain in Service through the date on which Performance Shares vest hereunder, a certificate for all of the shares of Stock represented by the vested Performance Shares (which shares of Stock will be rounded down to the nearest number of whole shares) will be delivered to you as soon as practicable following the end of each applicable fiscal year, but in no event later than September 30 of each applicable fiscal year.

Forfeiture of Unvested Performance Shares

In the event that your Service terminates for any reason, unless otherwise provided in an applicable written employment agreement entered into in the future between you and the Company or an Affiliate, if any, and except as provided above in the case of an Involuntary Termination in connection with a Corporate Transaction or in connection with a Deferred Vesting Date, you will forfeit all of the Performance Shares that have not yet vested.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Performance Shares or your acquisition of Stock under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the Company will have the right to: (i) require such payments from you; (ii) withhold such amounts from other payments due to you from the Company or any Affiliate; or (iii) cause an immediate forfeiture of shares of Stock subject to the Performance Shares granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Retention Rights

Neither the Performance Shares nor this Agreement give you the right to be retained by the Company (or any parent, Subsidiaries or Affiliates) in any capacity. The Company (and any parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Forfeiture of Rights

If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your rights, including, but not limited to: (i) a forfeiture of any outstanding unvested Performance Shares, and (ii) with respect to the period commencing twelve (12) months prior to your termination of Service with the Company (A) a forfeiture of any proceeds received upon a sale of shares acquired by you upon vesting of Performance Shares or (B) a forfeiture of any shares of Stock acquired by you upon vesting of the Performance Shares. Unless otherwise specified in a written employment or other agreement to be entered into in the future between the Company and you, if any, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity that is in the business of creating, financing, acquiring, investing in and managing precious metal royalties, precious metal streams and similar interests. Under the prior sentence, ownership of less than 1% of the securities of a public company shall not be treated as an action in competition with the Company.

Shareholder Rights

You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for shares of Stock relating to the vested Performance Shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Stock, the number of Performance Shares covered by this grant shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Performance Shares shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Section 409A

It is intended that this Agreement comply with Section 409A of the Internal Revenue Code (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Agreement will be interpreted and administered to be in compliance with Section 409A. To the extent that the Company determines that you would be subject to the additional taxes or penalties imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional taxes or penalties. The nature of any such amendment shall be determined by the Company. Notwithstanding anything to the contrary in this Agreement or the Plan, to the extent required to avoid accelerated taxation and penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following your “separation from service” (as defined for purposes of Section 409A, a “Separation from Service”) will instead be paid on the first payroll date after the six-month anniversary of your Separation from Service (or your death, if earlier). Notwithstanding anything to the contrary in this Agreement, for purposes of any provision of this Agreement providing for the settlement of any shares of Stock upon or following a termination of employment or a termination of Service that are considered “deferred compensation” under Section 409A, references to your “termination of employment” or “termination of Service” (and corollary terms) with the Company shall be construed to refer to your Separation from Service. Each installment of Performance Shares that vests under this Agreement (if there is more than one installment) will be considered one of a series of separate payments for purposes of Section 409A.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Secretary at (303) 573-1660 to request paper copies of these documents.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Performance Shares. Any prior agreements, commitments or negotiations concerning the Performance Shares are superseded.

By signing the cover sheet of this Agreement, you acknowledge that you have received, read and understand the Plan and this Agreement, and agree to abide by and be bound by their terms and conditions.

Grant No. XX-   -PS-GEO-1

Exhibit A

For purposes of this Agreement, “Net GEOs” shall mean net gold equivalent ounces of production on an annual fiscal year basis and “GEO Baseline” shall mean the            Net GEOs achieved in fiscal year     , holding gold price constant for all future fiscal years and excluding Net GEO production from the Company’s Voisey’s Bay net smelter return royalty.

If the Company achieves an increase in Net GEOs over the GEO Baseline for any of fiscal year        ,         ,         ,         or          that is greater than            ounces, the number of Performance Shares that will vest shall be determined by linear interpolation between (a) the maximum number of Performance Shares set forth on the cover sheet if the Company achieves an increase in Net GEOs over the GEO Baseline of            ounces or more, (b) the target number of Performance Shares set forth on the cover sheet if the Company achieves a target increase in Net GEOs over the GEO Baseline of          ounces, and (c) no Performance Shares if the Company achieves the GEO Baseline.  For further clarity, no Performance Shares will vest under this Agreement if the increase in Net GEOs over the GEO Baseline is less than          ounces.

If less than the maximum number of Performance Shares vest as a result of performance for a fiscal year, you are eligible to vest in additional Performance Shares for future fiscal years (but not beyond fiscal year       ), in accordance with the principles set forth on this Exhibit A.  In no event are you eligible to vest in more than the maximum number of Performance Shares subject to this Agreement.